        EXHIBIT 10.3

Execution Version

SECOND LIEN SECURITY AGREEMENT
Between
SM ENERGY COMPANY,
as Grantor

and

UMB BANK, N.A.,
as Collateral Trustee,

Effective as of June 17, 2020

Reference is made to the Intercreditor Agreement, dated as of June 17, 2020, among, inter alios, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Priority Lien Agent (as defined therein), and UMB BANK, N.A., as Second Lien Collateral Trustee (as defined therein) (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each Parity Lien Secured Party that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Trustee on behalf of such Parity Lien Secured Party to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Parity Lien Secured Party.
Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN SECURITY AGREEMENT
THIS SECOND LIEN SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made effective as of June 17, 2020, by SM ENERGY COMPANY, a Delaware corporation (the “Issuer”) with principal offices at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 (the Issuer together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, the “Grantors”), in favor of UMB BANK, N.A., a national banking association with offices at 5555 San Felipe Street, Suite 870, Houston, Texas 77056, as Collateral Trustee (in such capacity, “Collateral Trustee”) for the benefit of the Parity Lien Secured Parties (as defined in the Indenture referred to below).
RECITALS
A. The Issuer and UMB Bank, N.A., as trustee (the “Trustee”), are entering into (i) that certain Indenture dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer and the Trustee pursuant to which the Issuer will issue $446,675,000 aggregate principal amount of its 10.00% Senior Secured Notes due 2025 (the “Notes”) subject to the terms and conditions set forth in the Indenture and (ii) that certain Collateral Trust Agreement, dated as of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among the Issuer, the Trustee, the other Parity Lien Representatives party thereto from time to time and Collateral Trustee.
B. The Indenture requires that each Grantor grant to Collateral Trustee for the ratable benefit of the Parity Lien Secured Parties a security interest in the Collateral (as defined herein) to secure the payment and performance in full when due of the Secured Obligations.
C. To secure the Secured Obligations, each Grantor has agreed to grant to Collateral Trustee for the ratable benefit of the Parity Lien Secured Parties, a security interest in, all right, title and interest of such Grantor in the Collateral.
NOW, THEREFORE, in order to comply with the terms and conditions of the Indenture and the other Parity Lien Documents and  for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
SECURITY INTEREST

Section 1.01 Collateral. Each Grantor hereby pledges, assigns and grants to Collateral Trustee, on behalf of and for the ratable benefit of the Parity Lien Secured Parties, a security interest in all of its right, title and interest in, to and under the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):
(a)all Accounts;
(b)all cash or cash equivalents;
(c)all Deposit Accounts;
(d)all Securities Accounts;
(e)all Commodity Accounts;
(f)and all accessions to, substitutions for and replacements, Proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;
to secure the prompt and complete payment and performance of the Secured Obligations.
ARTICLE 2

DEFINITIONS

Section 2.01 Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.
Section 2.02 Terms Defined in the Code. The following terms shall have the meaning set forth in Article 9 of the Code: “Commodity Account” and “Deposit Account”. The following terms shall have the meaning set forth in Article 8 of the Code: “Securities Accounts” and “Security”. “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code.
Section 2.03 Definitions of Certain Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
“Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account, securities account, commodities account or investment account maintained with a bank or other financial institution.
“Account Control Agreement” means an agreement which grants Collateral Trustee Control over the applicable Account, in form and substance acceptable to Collateral Trustee.
“Act of Parity Lien Debtholders” has the meaning set forth in the Collateral Trust Agreement.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex I hereto.
“Code” means Articles 1 through 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.
“Collateral Trust Agreement” has the meaning set forth in the preliminary statements hereto.
“Event of Default” means any event specified in Section 6.01.
        “Excluded Account” means (a) any Account so long as the balance in such Account, individually, does not exceed $100,000 at any time and the aggregate balance of all such Accounts does not at any time exceed $500,000 or (b) any Account which is solely used for purposes of funding payroll, payroll taxes or employee benefit payments or which solely contains cash of any Person, other than the Issuer or any of its Subsidiaries, and which cash is held in such Account solely on behalf of, and for the benefit of, such third party.
        “Intercreditor Agreement” has the meaning set forth in the legend appearing on the cover page of this Agreement.
“Obligor” means any Person, other than any Grantor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Secured Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.
“Proceeds” shall have the meaning set forth in Article 9 of the Code and, in any event shall include, without limitation, all income from the Collateral, collections thereon or payments with respect thereto.
“Secured Obligations” has the meaning set forth in Section 3.04 of this Agreement.
Section 2.04 Capitalized and Uncapitalized Terms. Unless otherwise defined herein, or the context hereof otherwise requires, each capitalized term defined in either the Indenture or the Code is used in this Agreement with the same meaning attributed thereto; provided, that, if the definition given to such term in the Indenture conflicts with the definition given to such term in the Code, the definition given to such term in the Indenture shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the Code conflicts with the definition given to such term in any other article of the Code, the definition given to such term in Article 9 of the Code shall prevail. Unless otherwise indicated by the context herein, all uncapitalized terms that are defined in the Code shall have the respective meanings given to them in Articles 8 and 9 of the Code.

Section 2.05 Section References. Unless otherwise provided for herein, all references herein to Sections are to Sections of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

In order to induce Collateral Trustee to accept this Agreement, each Grantor represents and warrants to Collateral Trustee (which representations and warranties will survive the creation and payment of the Secured Obligations) that:
Section 3.01 Ownership of Collateral; Encumbrances. Such Grantor is the record and beneficial owner of the Collateral, which is, except as otherwise permitted by the Indenture or any other applicable Parity Lien Document, free and clear of any Lien, and such Grantor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Collateral Trustee, for the benefit of the Parity Lien Secured Parties.
Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements in favor of Collateral Trustee) is required for the due execution, delivery and performance by such Grantor of this Agreement, the grant by such Grantor of the security interest granted by this Agreement or other than the execution of Account Control Agreements, the perfection of such security interest.
Section 3.03 Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts as of the Effective Date are listed on Exhibit A (as updated from time to time) and any Excluded Accounts as of the Effective Date are identified as such on Exhibit A (as updated from time to time).
Section 3.04 Second Priority Security Interest. This Agreement creates a valid second priority security interest in the Collateral (subject to the Intercreditor Agreement and Liens expressly permitted under clauses (1), (7), (11), (17), (26) and (32) of the definition of “Permitted Liens” in the Indenture), enforceable against each Grantor and all third parties (subject to the Intercreditor Agreement) and securing the payment of all Notes Obligations and all of the other Parity Lien Obligations of any Obligor (all such Notes Obligations and other Parity Lien Obligations, collectively, being the “Secured Obligations”).

ARTICLE 4
COVENANTS AND AGREEMENTS

Each Grantor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Secured Obligations (other than any indemnity which is not yet due and payable) are outstanding.
Section 4.01 Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes Collateral Trustee to file, and if requested will, subject to the Intercreditor Agreement, deliver to Collateral Trustee, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Collateral Trustee in order to maintain a perfected second priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by Collateral Trustee may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to Collateral Trustee promptly upon reasonable request.
Section 4.02 Further Assurances. Such Grantor will, if so requested by Collateral Trustee (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), furnish to Collateral Trustee, as often as Collateral Trustee reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as Collateral Trustee may reasonably request (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), all in such detail as Collateral Trustee may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Collateral Trustee in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
Section 4.03 Account Control Agreements. For each Account (other than Excluded Accounts) that such Grantor at any time maintains, such Grantor will, subject to the Intercreditor Agreement, pursuant to an Account Control Agreement in form and substance satisfactory to Collateral Trustee, cause the institution that maintains such Account to agree to comply at any time with instructions from Collateral Trustee to such institution directing the disposition of funds from time to time credited to such Account, without further consent of such Grantor, or take such other action as Collateral Trustee may approve in order to perfect Collateral Trustee’s security interest in such Account.

Section 4.04 Sale, Disposition or Encumbrance of Collateral. Such Grantor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person (other than Collateral Trustee for the benefit of the Parity Lien Secured Parties), in each case, in a manner prohibited by the Indenture, this Agreement or any other applicable Parity Lien Document.
Section 4.05 Records and Information. Such Grantor shall keep accurate and complete records of the Collateral. Such Grantor will promptly provide written notice to Collateral Trustee of all information which in any way affects (a) the filing of any financing statement or other public notices or recordings pertaining to the perfection of a security interest in the Collateral or (b) the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.
Section 4.06 Certain Liabilities. Such Grantor hereby assumes all liability for the Collateral, the security interest created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral.
Section 4.07 Further Assurances. Upon the request of Collateral Trustee (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), subject to the Intercreditor Agreement, such Grantor shall (at such Grantor’s expense) execute (if applicable) and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Collateral Trustee may reasonably request (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement) to perfect Collateral Trustee’s interest in the Collateral or to protect, enforce or otherwise effect Collateral Trustee’s rights and remedies hereunder.
Section 4.08 Additional Grantors. Each Grantor agrees to cause each Subsidiary that is required to become a party to this Agreement to become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.
ARTICLE 5
RIGHTS, DUTIES AND POWERS OF COLLATERAL TRUSTEE

The following rights, duties and powers of Collateral Trustee are applicable irrespective of whether an Event of Default occurs and is continuing:
Section 5.01 Discharge Encumbrances. Collateral Trustee may, at its option, three (3) Business Days after receipt by any Grantor of prior written notice from Collateral Trustee of its intent to do so, discharge any Liens at any time levied or placed on the Collateral that are prohibited by the Indenture or any other applicable Parity Lien Document and that are not being contested in good faith by appropriate proceedings. Each Grantor agrees to reimburse Collateral

Trustee within five (5) days after demand for any payment so made, plus interest thereon from the date of Collateral Trustee’s demand at the rate per annum equal to 2% plus the rate otherwise applicable to the Notes at such time.
Section 5.02 Resignation or Removal of Collateral Trustee. Collateral Trustee may resign (or be removed) in accordance with Section 6.1 of the Collateral Trust Agreement, and shall be discharged of its rights, powers, duties and remedies in accordance with the Collateral Trust Agreement. Any successor Collateral Trustee appointed pursuant to the Collateral Trust Agreement shall be entitled to all the rights, powers, duties and remedies of Collateral Trustee hereunder.
Section 5.03 Cumulative and Other Rights.
(a)  The rights, powers and remedies of Collateral Trustee hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Collateral Trustee of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.
(b) Collateral Trustee shall be entitled to rely upon written instructions given to it by an Act of Parity Lien Debtholders in requiring or requesting the performance of certain actions or the delivery of certain information to be delivered at the request of, or to the extent required by, Collateral Trustee hereunder. Collateral Trustee shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(c) In addition to the rights of Collateral Trustee hereunder, Collateral Trustee shall have the rights, protections and immunities given to it as Collateral Trustee under the Indenture, the Collateral Trust Agreement and any other applicable Parity Lien Document, and such are incorporated by reference herein, mutatis mutandis.
Section 5.04 Disclaimer of Certain Duties. The powers conferred upon Collateral Trustee by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Collateral Trustee to exercise any such powers. Each Grantor hereby agrees that Collateral Trustee shall not be liable for, nor shall the indebtedness evidenced by the Secured Obligations be diminished by, Collateral Trustee’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Collateral Trustee shall have no obligation to take any discretionary action hereunder except pursuant to an Act of Parity Lien Debtholders.
Section 5.05 Custody and Preservation of the Collateral. Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Collateral Trustee shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Collateral Trustee has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.
ARTICLE 6
EVENTS OF DEFAULT

Section 6.01 Events. An “Event of Default” (or any similar term, in each case, as defined in any Parity Lien Document) which has occurred and is continuing shall constitute an Event of Default under this Agreement.
Section 6.02 Remedies. Subject, in each case, to the Intercreditor Agreement and the Collateral Trust Agreement, upon the occurrence and during the continuance of any Event of Default, Collateral Trustee may take any or all of the following actions without notice or demand to any Grantor (except that Collateral Trustee will not take any action in the case of paragraphs (b) and (f) below until five (5) Business Days after receipt by any Grantor of written notice from Collateral Trustee of its intent to do so):
(a)Subject to applicable provisions contained in the applicable Parity Lien Document, declare all or part of the Secured Obligations immediately due and payable and enforce payment of the same by such Grantor or any Obligor.
(b)Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Collateral Trustee may elect, in a public or private transaction, at any location as deemed reasonable by Collateral Trustee either for cash or credit or for future delivery at such price as Collateral Trustee may reasonably deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Collateral Trustee may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Secured Obligations secured hereby. Any such sale or transfer by Collateral Trustee either to itself or to any other Person shall be absolutely free from any claim of right by such Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Collateral Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Collateral Trustee reasonably deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Collateral Trustee may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Trustee may fix in the notice of such sale. Collateral Trustee shall not be obligated to make any sale pursuant to any such notice. Collateral Trustee may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Collateral Trustee, such sale or transfer shall not exhaust the rights of Collateral Trustee hereunder, and Collateral Trustee shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Secured Obligations remain outstanding (in whole or in part), Collateral Trustee’s rights and remedies hereunder shall not be exhausted, waived or modified, and Collateral Trustee is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Secured Obligations are paid. In the event that Collateral Trustee elects not to sell the Collateral, Collateral Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations.
(c)Apply proceeds of the disposition of the Collateral to the Secured Obligations in any manner elected by Collateral Trustee and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Collateral Trustee.
(d)Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Collateral Trustee of the Collateral.
(e)Receive, change the address for delivery, open and dispose of mail addressed to such Grantor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of such Grantor.
(f)Exercise all other rights and remedies permitted by law or in equity.
Section 6.03 Attorney-in-Fact. Subject to the Intercreditor Agreement, each Grantor hereby irrevocably appoints Collateral Trustee as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Collateral Trustee’s discretion upon the occurrence and during the continuance of an Event of Default but at such Grantor’s cost and expense, three (3) Business Days after receipt by such Grantor of written notice from Collateral Trustee of its intent to do so, to, subject to the Intercreditor Agreement, take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to take possession of or receive all or any cash located in any Account.
Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Collateral Trustee in compliance with the Parity Lien Documents and applicable law or any other action of Collateral Trustee hereunder in compliance with the Parity Lien Documents and applicable law results in reduction of the Secured Obligations, such action will not release any Grantor from its liability to Collateral Trustee for any unpaid Secured Obligations, including (to the extent permitted by law) costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon until paid at the rate per annum equal to 2% plus the rate otherwise applicable to the Notes at such time, and the same shall be immediately due and payable to Collateral Trustee at Collateral Trustee’s address set forth in the opening paragraph hereof.
Section 6.05 Reasonable Notice. If any applicable provision of any law requires Collateral Trustee to give reasonable notice of any sale or disposition or other action, each Grantor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.
Section 6.06 Non-judicial Enforcement. To the extent permitted by law, Collateral Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law each Grantor expressly waives any and all legal rights which might otherwise require Collateral Trustee to enforce its rights by judicial process.
ARTICLE 7
MISCELLANEOUS PROVISIONS

Section 7.01 Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall prevail. So long as the Priority Lien Agent is acting as bailee and as agent for perfection on behalf of Collateral Trustee pursuant to the terms of the Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral to, or the possession or control of Collateral with, Collateral Trustee shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or control of Collateral is with, the Priority Lien Agent.
Section 7.02 Notices. All notices and other communications provided for hereunder shall be delivered in the manner provided in the Collateral Trust Agreement, in the case of the Issuer or Collateral Trustee, addressed to it at its address specified in Section 7.6 of the Collateral Trust Agreement and, in the case of each Grantor other than the Issuer, addressed to it at the address of the Issuer; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective when and as provided in the Collateral Trust Agreement.
Section 7.03 Amendments and Waivers. Collateral Trustee’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Collateral Trustee in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of any Grantor or any Obligor, or of any right, power or remedy of Collateral Trustee; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Collateral Trustee may remedy any Event of Default hereunder or in connection with the Secured

Obligations without waiving the Event of Default so remedied. Each Grantor hereby agrees that if Collateral Trustee agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or any other Person, any such action shall not constitute a waiver of any of Collateral Trustee’s other rights or of such Grantor’s obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by such Grantor and Collateral Trustee and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. Delivery of an executed counterpart of any amendment or waiver of any provision of this Agreement by facsimile, .pdf or any other electronic means of delivery shall be effective as delivery of an original executed counterpart thereof.
Section 7.04 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by any Grantor or Collateral Trustee to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Collateral to Collateral Trustee or its designee or assignee.
Section 7.05 Possession of Collateral. Collateral Trustee shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).
Section 7.06 Redelivery of Collateral. Subject to the Intercreditor Agreement, if any sale or transfer of Collateral by Collateral Trustee results in full satisfaction of the Secured Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Collateral Trustee will, subject to the Intercreditor Agreement, deliver to each Grantor such excess proceeds in a commercially reasonable time; provided, however, that Collateral Trustee shall not have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to such Grantor.
Section 7.07 Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The terms and provisions of Sections 7.13 and 7.14 of the Collateral Trust Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms.
Section 7.08 Continuing Security Agreement.
(a)Except as otherwise provided by applicable law (including, without limitation, Section 9-620 of the Code), no action taken or omission to act by Collateral Trustee hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Collateral Trustee shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

(b)To the extent that any payments on the Secured Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Collateral Trustee, and Collateral Trustee’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.
Section 7.09 Termination. The grant of a security interest hereunder and all of Collateral Trustee’s rights, powers and remedies in connection therewith shall remain in full force and effect until released in accordance with the Collateral Trust Agreement Upon the complete payment of the Secured Obligations (other than any indemnity which is not yet due and payable), Collateral Trustee, at the written request and expense of such Grantor, will release, reassign and transfer the Collateral to the applicable Grantor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, Section 4.06 and Section 7.08(b) shall survive the termination of this Agreement.
Section 7.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by the Issuer and delivery of the same to Collateral Trustee, and it is not necessary for Collateral Trustee to execute any acceptance hereof or otherwise signify or express its acceptance hereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or any other electronic means of delivery shall be effective as delivery of an original executed counterpart thereof.
Section 7.11 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
Section 7.12 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to Collateral Trustee or any other Parity Lien Secured Party. Accordingly, if the transactions contemplated hereby would be usurious under applicable state or federal law, then, notwithstanding anything to the contrary in this Agreement or in any other Parity Lien Document, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Collateral Trustee or any other Parity Lien Secured Party that is contracted for, taken, reserved, charged or received under the Secured Obligations, this Agreement or under any other Parity Lien Document or otherwise in connection with the Secured Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law,  in the event that the maturity of any of the Secured Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Collateral Trustee or any other Parity Lien Secured Party may never include more than such maximum amount, and excess interest, if any, provided for in this Agreement, any other Parity Lien Document or otherwise shall be cancelled automatically and, if theretofore paid, shall be credited by Collateral Trustee on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by Collateral Trustee to the applicable Grantor). The right to accelerate the maturity of the Secured Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and neither Collateral Trustee nor any other Parity Lien Secured Party intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Collateral Trustee or any other Parity Lien Secured Party for the use, forbearance or detention of sums included in the initial Secured Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Secured Obligations until payment in full so that the rate or amount of interest on account of the relevant Secured Obligations does not exceed the applicable usury ceiling, if any.
[Signatures begin on next page]

GRANTOR: SM ENERGY COMPANY, a Delaware corporation

By: /s/ David W. Copeland
Name: David W. Copeland
Title: Executive Vice President,
General Counsel and Corporate
Secretary

[Signature Page to Second Lien Security Agreement]

COLLATERAL TRUSTEE: UMB BANK, N.A., as Collateral Trustee

By: /s/ Shazia Flores
Name: Shazia Flores
Title: Vice President

[Signature Page to Second Lien Security Agreement]

EXHIBIT A
DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account
SM Energy Company	Wells Fargo Bank, N.A.	1010810756	ZBA
SM Energy Company	Wells Fargo Bank, N.A.	1010811249	Concentration Account
SM Energy Company	Wells Fargo Bank, N.A.	1010827127	ZBA
SM Energy Company	Wells Fargo Bank, N.A.	1018106923	Oklahoma Pooling Account
SM Energy Company	Wells Fargo Bank, N.A.	9600112965	Controlled disbursement
SM Energy Company	Wells Fargo Bank, N.A.	9600112984	Controlled disbursement

COMMODITY ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account
None

Exhibit A to Second Lien Security Agreement

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account
SM Energy Company	Goldman Sachs Funds Group	1885061411	Investment Account
Excluded Accounts:
Wells Fargo Bank, N.A. Account # 1018071089
Wells Fargo Bank, N.A. Account # 4121482913
Wells Fargo Bank, N.A. Account # 4965294226
Capital One Account # 3820608134
JPMorgan Chase Bank Account # 475738349

Exhibit A to Second Lien Security Agreement

Annex I to
Second Lien Security Agreement
ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of __________________________, 20___ (the “Effective Date”), by ______________________________, a ____________________ (the “Additional Grantor”), in favor of UMB Bank, N.A., as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the Parity Lien Secured Parties. All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture referred to below.
PRELIMINARY STATEMENTS
A. SM Energy Company, a Delaware corporation (the “Issuer”), and Collateral Trustee have entered into that Indenture, dated as of June 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).
B. In connection with the Indenture, the Issuer is party to that certain Second Lien Security Agreement, dated as of June 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of Collateral Trustee for the benefit of the Parity Lien Secured Parties.
C.  The Indenture requires the Additional Grantor to become a party to the Security Agreement.
D.  The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.
ACCORDINGLY, IT IS AGREED:
1.Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 4.08 of the Security Agreement, hereby becomes a party to the Security Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and grants a security interest to Collateral Trustee, as provided therein, in all of its right, title and interest in and to the Collateral (as defined in the Security Agreement) to secure the prompt and complete payment and performance of the Secured Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the appropriate Exhibits to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT
Annex I to Second Lien Security Agreement

SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
____________________,
a ____________________
By:____________________
Name:____________________
Title:____________________

Annex I to Second Lien Security Agreement